Q3 FY2023 Financial presentation to accompany management commentary

This presentation contains statements or may include or may incorporate by reference Walmart management’s guidance regarding adjusted earnings per share, consolidated net sales, consolidated operating income and consolidated adjusted operating income, capital expenditures, share repurchases, Walmart’s effective tax rate for the fiscal year ending January 31, 2023, and comparable sales, among other items. Walmart believes such statements may be deemed to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Act") and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws. Assumptions on which such forward- looking statements are based are also forward-looking statements. Such forward-looking statements are not statements of historical facts, but instead express our estimates or expectations for our consolidated, or one of our segment's or business’, economic performance or results of operations for future periods or as of future dates or events or developments that may occur in the future or discuss our plans, objectives or goals. Our actual results may differ materially from those expressed in or implied by any of these forward-looking statements as a result of changes in circumstances, assumptions not being realized or other risks, uncertainties and factors including: the impact of the COVID-19 pandemic on our business and the global economy; economic, capital markets and business conditions; trends and events around the world and in the markets in which we operate; currency exchange rate fluctuations, changes in market interest rates and market levels of wages; changes in the size of various markets, including eCommerce markets; unemployment levels; inflation or deflation, generally and in particular product categories; consumer confidence, disposable income, credit availability, spending levels, shopping patterns, debt levels and demand for certain merchandise; the effectiveness of the implementation and operation of our strategies, plans, programs and initiatives; unexpected changes in our objectives and plans; the impact of acquisitions, investments, divestitures, and other strategic decisions; our ability to successfully integrate acquired businesses; changes in the trading prices or fair value of certain equity investments we hold; initiatives of competitors, competitors' entry into and expansion in our markets, and competitive pressures; customer traffic and average transactions in our stores and clubs and on our eCommerce websites; the mix of merchandise we sell, the cost of goods we sell and the shrinkage we experience; our gross profit margins; the financial performance of Walmart and each of its segments, including the amounts of our cash flow during various periods; the amount of our net sales and operating expenses denominated in the U.S. dollar and various foreign currencies; commodity prices and the price of gasoline and diesel fuel; challenges with our supply chain, including disruptions and issues relating to inventory management; disruptions in seasonal buying patterns; the availability of goods from suppliers and the cost of goods acquired from suppliers; our ability to respond to changing trends in consumer shopping habits; consumer acceptance of and response to our stores, clubs, eCommerce platforms, programs, merchandise offerings and delivery methods; cyber security events affecting us and related costs and impact to the business; developments in, outcomes of, and costs incurred in legal or regulatory proceedings to which we are a party or are subject, and the liabilities, obligations and expenses, if any, that we may incur in connection therewith; casualty and accident- related costs and insurance costs; the turnover in our workforce and labor costs, including healthcare and other benefit costs; our effective tax rate and the factors affecting our effective tax rate, including assessments of certain tax contingencies, valuation allowances, changes in law, administrative audit outcomes, impact of discrete items and the mix of earnings between the U.S. and Walmart's international operations; changes in existing tax, labor and other laws and regulations and changes in tax rates including the enactment of laws and the adoption and interpretation of administrative rules and regulations; the imposition of new taxes on imports, new tariffs and changes in existing tariff rates; the imposition of new trade restrictions and changes in existing trade restrictions; adoption or creation of new, and modification of existing, governmental policies, programs, initiatives and actions in the markets in which Walmart operates and elsewhere and actions with respect to such policies, programs and initiatives; changes in accounting estimates or judgments; the level of public assistance payments; natural disasters, changes in climate, geopolitical events, global health epidemics or pandemics and catastrophic events; and changes in generally accepted accounting principles in the United States. Our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC discuss other risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in the presentation. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this presentation. Walmart cannot assure you that the results reflected in or implied by any forward-looking statement will be realized or, even if substantially realized, that those results will have the forecasted or expected consequences and effects for or on our operations or financial performance. The forward-looking statements made today are as of the date of this presentation. Walmart undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. This presentation includes certain non-GAAP measures as defined under SEC rules, including net sales, revenue, and operating income on a constant currency basis, adjusted operating income, adjusted operating income on a constant currency basis, adjusted EPS, free cash flow and return on investment. Refer to information about the non-GAAP measures contained in this presentation. Additional information as required by Regulation G and Item 10(e) of Regulation S-K regarding non-GAAP measures can be found in our most recent Form 10-K and our Form 8-K furnished as of the date of this presentation with the SEC, which are available at www.stock.walmart.com. 2 Safe harbor and non-GAAP measures

3 Fourth quarter and Fiscal Year 2023 guidance The following guidance reflects the company’s expectations for Q4 and fiscal year 2023 and is provided on a non-GAAP basis as the company cannot predict certain elements which are included in reported GAAP results, such as the changes in fair value of the company’s equity and other investments. Growth rates reflect an adjusted basis for prior year results. Fiscal year 2023 operating income is adjusted for charges related to opioid legal settlements in the third quarter. The company’s guidance assumes a generally stable consumer in the U.S., continued pressure from inflation and mix of products and formats globally. 1 We completed the sale of our operations in the U.K. and Japan in the first quarter of fiscal 2022 Fourth quarter • Consolidated net sales growth of about 3.0%, negatively affected by approximately $1.3 billion from currency fluctuations. • Walmart U.S. comp sales, excluding fuel, of about 3.0%. • Consolidated operating income increase 1.0% to decline 1.0% • Adjusted earnings per share decline of 3.0% to 5.0%. Fiscal Year 2023 The company raises full-year outlook to reflect third quarter performance: • Consolidated net sales growth of about 5.5%. Excluding divestitures1, consolidated net sales growth of about 6.5%. Based on current exchange rates, the company expects a headwind of about $4.1 billion for the year. • Walmart U.S. comp sales growth, excluding fuel, of about 5.5%. • Consolidated adjusted operating income decline of 6.5% to 7.5%, which improved from the company’s prior guidance of a decline of 9.0% to 11.0% and reflects better performance in the third quarter. Excluding divestitures1, consolidated adjusted operating income decline of 5.5% to 6.5%. • Adjusted earnings per share decline of 6.0% to 7.0%. Excluding divestitures1, adjusted earnings per share decline of 5.0% to 6.0%.

4 Total revenue $152.8 +8.7% Total revenue, constant currency1 $154.3 +9.8% Membership and Other Income $1.3 +2.0% Net sales $151.5 +8.8% Net sales, constant currency1 $152.9 +9.9% Gross profit rate 23.7% -89 bps Operating expense as a percentage of net sales 22.8% +144 bps Operating income $2.7 -53.5% Adj. operating income, constant currency1 $6.1 +4.6% Effective tax rate (23.5)% EPS -$0.66 -159.5% Adjusted EPS1 $1.50 +3.4% Walmart Inc. - Q3 FY23 Dollars in billions, except per share. Change is calculated as the change versus the prior year comparable period 1 See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures. Adj. operating income, constant currency1 $6.1 +4.6%

1 Debt to total capitalization calculated as of October 31, 2022. Debt includes short-term borrowings, long-term debt due within one year, finance lease obligations due within one year, long-term debt and long-term finance lease obligations. Total capitalization includes debt and total Walmart shareholders' equity. 2 Calculated for the trailing 12 months ended October 31, 2022. For ROI, see reconciliations at the end of presentation regarding non-GAAP financial measures. 5 Receivables, net Debt to capitalization1 $8.2 41.5% +11.8% +720 bps Inventories Return on assets2 $64.7 3.7% +12.6% +40 bps Accounts payable Return on investment2 $57.3 12.8% +0.2% -170 bps Walmart Inc. - Q3 FY23 Dollars in billions. Change is calculated as the change versus the prior year comparable period Walmart+ benefits continue to expand driving membership growth Together, Walmart, Sam’s Club and the Walmart Foundation have committed up to $6 million to support recovery and relief efforts

1 See press release located at www.stock.walmart.com and reconciliations at the end of this presentation regarding non-GAAP financial measures. 2 $1.9 billion remaining of $20 billion authorization approved in February 2021. The company repurchased approximately 22 million shares in Q3 fiscal 2023. 6 Operating cash flow Dividends $15.7 $4.6 -$0.6 Capital expenditures Share repurchases2 $12.1 $8.7 +$3.5 Free cash flow1 Returns to shareholders $3.6 $13.3 -$4.1 Walmart Inc. - YTD Q3 FY23 Dollars in billions. Dollar changes may not recalculate due to rounding. Change is calculated as the change versus the prior year comparable period In October, Walmart released our mid-year Culture, Diversity, Equity & Inclusion report Launched two new immersive experiences in the metaverse mega- platform, Roblox, Walmart Land and Walmart's Universe of Play

Walmart U.S. - Q3 FY23

Dollars in billions.
Change is calculated as the change versus the prior year comparable period

Net Sales

$104.8

+8.5%

eCommerce net sales growth

+16%

eCommerce contribution to comp[1]

80 bps

- Strong grocery share gains, including from high-income households
- Robust seasonal event sales with strength in Back-to-School classroom essentials and Halloween candy, costumes and home decor
- eCommerce sales reflected 40% growth in advertising as well as strength in pickup & delivery, marketplace, and fulfillment services

Comparable sales[1]

8.2%

Comparable transactions

2.1%

Comparable average ticket

6.0%

- Comp sales up 17.4% on two-year stack, a 570 bps acceleration from Q2
- Comp sales reflected strength in food categories, private brand sales, and higher average ticket and store transactions
- On a two-year stack, comp transactions increased 7.8%

Inventory

Total: +12.4%

- ~70% of increase relates to inflation
- Remainder of growth due to improved in-stocks and higher levels of general merchandise
- Q3 growth reflects a 10 percentage point sequential improvement versus Q2 levels

Remodels: >235 stores

Pickup: ~4,600 locations

Same-day delivery: >3,900 stores

[1] Comp sales for the 13-week period ended October 28, 2022 compared to the 13-week period ended October 29, 2021, and excludes fuel.

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8 Gross profit rate -77 bps Operating income $5.1 +4.8% Operating expense rate -60 bps • Increased general merchandise markdowns pressured gross margin • Category mix shifts toward grocery and away from general merchandise negatively affected the rate • Benefited from managing prices to reflect high levels of cost inflation • Expense leverage reflects higher sales and lower COVID costs, partially offset by increased wage costs • COVID costs were lower by ~$0.3 billion Adj. operating income1 $5.1 +4.8% Walmart U.S. - Q3 FY23 Dollars in billions. Change is calculated as the change versus the prior year comparable period 1 See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures. • Operating expense leverage and solid growth in membership and other income more than offset gross margin pressure

Walmart U.S. - quarterly merchandise highlights 9 Category Comp sales Details Grocery + mid-teens • Sales growth led by strength in food (+mid-teens); reflected continued market share gains (according to Nielsen) • Grocery sales increased mid-20% on a two-year stack • Food units sold increased year-over-year, reversing a slight y/y decline last quarter • Consumables led by strength in pet, personal care and beauty due in part to inflation Health & wellness + high single-digits • Strong pharmacy sales primarily reflected mix, branded drug inflation and higher immunization volumes, partially offset by lower COVID vaccines • Sales were up low-20% on a two-year stack General merchandise - low single-digits • General merchandise sales declined on tough compares; on a two-year stack, sales increased MSD% • Softness in discretionary categories including electronics, home, and apparel • Sales were strong in lawn & garden, automotive and back-to-school classroom essentials

• Expense leverage from strong sales, including timing of sales events • Inventory normalizing across markets • Timing of Flipkart’s The Big Billion Days event helped reduce inventory growth • Increase is partially offset by currency exchange rate fluctuations 10 1 See press release located at www.stock.walmart.com and reconciliations at the end of presentation regarding non-GAAP financial measures. Inventory $12.2 +2.5% Gross profit rate -131 bps Operating income $0.9 -1.1% Net sales, constant currency1 $26.8 +13.3% Operating expense rate -136 bps Operating income, constant currency1 $0.9 +3.2% • Primarily due to timing of sales events, including Flipkart’s The Big Billion Days • Mix effect from continued growth in lower margin formats and channels of Sam’s Club and eCommerce in China Net sales $25.3 +7.1% Walmart International - Q3 FY23 Dollars in billions. Dollar changes may not recalculate due to rounding. Change is calculated as the change versus the prior year comparable period • Operating income growth even while lapping a strong quarter last year, led by strength in Walmex and China Adj. operating income1 $0.9 -1.1% • Strong sales growth with double-digit growth in Flipkart and Walmex • Strong growth from Flipkart due in part to timing of The Big Billion Days event, which moved from Q4 last year to Q3 this year • Comp sales outpacing inflation in most markets • eCommerce net sales comprised 23% of total net sales, up 400 bps YoY primarily due to Flipkart Adj. operating income, constant currency1,2 $0.9 +3.2% • Retained market growth of 2.7% • Retained market growth of 0.8%

Walmart International - Q3 FY23

Results are presented on a constant currency basis. Net sales and comp sales are presented on a nominal, calendar basis and include eCommerce results. Change is calculated as the change versus the prior year comparable period.

	Walmex[1]	China	Canada
Net sales growth	+12.9%	+6.9%	+5.5%
Comparable sales	+11.7%	+5.6%	+5.2%
Comparable transactions	+5.2%	+1.0%	+5.8%
Comparable ticket	+6.2%	+4.6%	-0.5%

Walmex

- Double-digit growth with continued strength in food and consumables and the opening of over 20 new stores
- In Mexico, comp sales grew 11.1% driven by Bodega and Sam's Club
- Mexico eCommerce net sales +17%
  - Two-year stack +44%

China

- Strong growth in Sam's Club and eCommerce
- eCommerce net sales +63%
  - Two-year stack +159%
  - eCommerce net sales contributed 41% of China net sales

Canada

- Sales in food and consumables outpacing general merchandise
- eCommerce net sales +3%
  - Two-year stack +34%

[1] Walmex includes the consolidated results of Mexico and Central America.

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• Primarily driven by higher productivity and cost savings initiatives • Increased leverage from operational efficiencies as well as higher penetration of Sam's Club, which has a lower operating expense rate • Higher sales in lower margin food and consumables categories as well as higher shrink 1 Walmex includes the consolidated results of Mexico and Central America. 12 Walmex1 China Canada Gross profit rate Relatively Flat Decrease Decrease x • Supply chain efficiencies and new revenue streams in Mexico, offset by continuing price investments • Mix effect from continued growth in lower margin formats and channels for Sam’s Club and eCommerce Operating expense rate Relatively Flat Decrease Decrease Operating income $ Increase Increase Decrease Walmart International - Q3 FY23 Results are presented on a constant currency basis. Change is calculated as the change versus the prior year comparable period • Higher sales and cost savings initiatives allowing for continued investment in strategic priorities

13 +10% Comparable sales +4.8% Comparable transactions +4.9% Average comparable ticket ~120 bps eCommerce contribution $18,306 +10% Net sales +8% Membership income -50.9999999999999 bps Gross profit rate -52 bps Operating expense rate $397 7.9% Operating income With Fuel Without Fuel Comparable sales1 +12.7% Net sales $21.4 +12.8% eCommerce net sales growth +20% Comparable sales +12.7% Membership income +8.0% Gross profit rate -46 bps Operating expense rate -68 bps Inventory $7.3 +35.8% Operating income $0.6 +18.3% • Solid membership trends with record total member count • Plus penetration continues to improve, reaching a record quarter-end high • Increased membership fees in late Q3; minimal impact to membership metrics to date • Higher sales positively affected operating expense leverage • LIFO charge of $113 million • Strong contribution from both curbside and ship-to-home • Strong comp sales growth driven by solid increases in transactions and ticket • On a two-year stack, comp sales increased 32.5% • Strength in most categories, led by food • Fuel positively affected comp sales as both prices and gallons sold increased • Tobacco negatively affected comp sales 1 Comp sales for the 13-week period ended October 28, 2022 compared to the 13-week period ended October 29, 2021. • Increase reflects inventory build to support higher sales trends, improving in-stocks and inflation Sam's Club - Q3 FY23 Dollars in billions. Change is calculated as the change versus the prior year comparable period

14 $21,399 +12.8% Net Sales +33% eCommerce net sales growth +12.7% Comparable sales -46.0000000000001 bps Gross profit rate -68 bps Operating expense rate $562 18.3% Operating income Without Fuel Net sales $18.3 +10.2% Operating expense rate -52 bps Gross profit rate -51 bps Operating income $0.4 +7.9% Comparable transactions +4.8% Comparable sales1, 2 +10.0% eCommerce contribution ~120 bps Average comparable ticket +4.9% 1 Comp sales for the 13-week period ended October 28, 2022 compared to the 13-week period ended October 29, 2021, and excludes fuel. 2 Tobacco negatively affected comp sales for the 13-week period ended October 28, 2022 by 30 basis points. On a two-year stack, tobacco negatively affected comp sales by 190 basis points. Sam's Club - Q3 FY23 Dollars in billions. Change is calculated as the change versus the prior year comparable period • On a two-year stack, average comp ticket increased 7.5% • On a two-year stack, comp sales increased 23.9% • On a two-year stack, comp transactions increased 15.9%

15 Category Comp sales Details Fresh / Freezer / Cooler + low double-digit • Cooler, fresh meat & seafood, produce & floral, and deli performed well Grocery and beverage + mid-teens • Dry grocery, drinks, and chips showed strength Consumables + mid single-digit • Tabletop & bags, pet supplies, and health & beauty aids performed well Home and apparel + high single-digit • Strength in apparel, sporting goods, seasonal, and housewares Technology, office and entertainment - mid single-digit • Softness in consumer electronics, partially offset by strength in gift cards Health and wellness + mid single-digit • Pharmacy and optical performed well Sam's Club - quarterly financial highlights

We include Return on Assets ("ROA"), which is calculated in accordance with U.S. generally accepted accounting principles ("GAAP") as well as Return on Investment ("ROI") as measures to assess returns on assets. Management believes ROI is a meaningful measure to share with investors because it helps investors assess how effectively Walmart is deploying its assets. Trends in ROI can fluctuate over time as management balances long-term strategic initiatives with possible short-term impacts. We consider ROA to be the financial measure computed in accordance with GAAP that is the most directly comparable financial measure to our calculation of ROI. ROA was 3.7 percent and 3.3 percent for the trailing 12 months ended October 31, 2022 and 2021, respectively. The increase in ROA was primarily due to the increase in net income due primarily to lapping losses associated with our dispositions of Asda and Seiyu. ROI was 12.8 percent and 14.5 percent for the trailing 12 months ended October 31, 2022 and 2021, respectively. The decrease in ROI was primarily due to a decrease in operating income which included opioid legal charges recorded in the third quarter of fiscal 2023. We define ROI as adjusted operating income (operating income plus interest income, depreciation and amortization, and rent expense) for the trailing twelve months divided by average invested capital during that period. We consider average invested capital to be the average of our beginning and ending total assets, plus average accumulated depreciation and average amortization, less average accounts payable and average accrued liabilities for that period. Our calculation of ROI is considered a non-GAAP financial measure because we calculate ROI using financial measures that exclude and include amounts that are included and excluded in the most directly comparable GAAP financial measure. For example, we exclude the impact of depreciation and amortization from our reported operating income in calculating the numerator of our calculation of ROI. As mentioned above, we consider ROA to be the financial measure computed in accordance with GAAP most directly comparable to our calculation of ROI. ROI differs from ROA (which is consolidated net income for the period divided by average total assets for the period) because ROI: adjusts operating income to exclude certain expense items and adds interest income; and adjusts total assets for the impact of accumulated depreciation and amortization, accounts payable and accrued liabilities to arrive at total invested capital. Because of the adjustments mentioned above, we believe ROI more accurately measures how we are deploying our key assets and is more meaningful to investors than ROA. Although ROI is a standard financial measure, numerous methods exist for calculating a company's ROI. As a result, the method used by management to calculate our ROI may differ from the methods used by other companies to calculate their ROI. 16 Non-GAAP measures - ROI

The calculation of ROA and ROI, along with a reconciliation of ROI to the calculation of ROA, is as follows: 17 3 Upon adoption of ASU 2016-02, Leases, a factor of eight times rent is no longer included in the calculation of ROI on a prospective basis as operating lease assets are now recorded on the Consolidated Balance Sheet. 1 The average is based on the addition of the account balance at the end of the current period to the account balance at the end of the prior period and dividing by 2. 2 The average is based on the addition of 'total assets without leased assets, net' at the end of the current period to 'total assets without leased assets, net' at the end of the prior period and dividing by 2, plus 'leased assets, net' at the end of the current period. 3 The average is based on the addition of 'accumulated depreciation and amortization, without leased assets' at the end of the current period to 'accumulated depreciation and amortization, without leased assets' at the end of the prior period and dividing by 2, plus 'accumulated amortization on leased assets' at the end of the current period. NP = not provided CALCULATION OF RETURN ON ASSETS CALCULATION OF RETURN ON INVESTMENT Trailing Twelve Months Trailing Twelve Months Ended October 31, Ended October 31, (Dollars in millions) 2022 2021 (Dollars in millions) 2022 2021 Numerator Numerator Consolidated net income $ 9,116 $ 8,299 Operating income $ 20,754 $ 25,542 Denominator + Interest income 196 141 Average total assets1 $ 246,254 $ 247,857 + Depreciation and amortization 10,840 10,771 Return on assets (ROA) 3.7% 3.3% + Rent 2,296 2,360 ROI operating income $ 34,086 $ 38,814 October 31, Denominator Certain Balance Sheet Data 2022 2021 2020 Average total assets1 $ 246,254 $ 247,857 Total assets $ 247,656 $ 244,851 $ 250,863 '+ Average accumulated depreciation and amortization1 103,898 99,872 Accumulated depreciation and amortization 107,628 100,168 99,576 '- Average accounts payable1 57,210 55,654 Accounts payable 57,263 57,156 54,152 '- Average accrued liabilities1 25,959 24,735 Accrued liabilities 27,443 24,474 24,995 Average invested capital $ 266,983 $ 267,340 Return on investment (ROI) 12.8% 14.5% 1 The average is based on the addition of the account balance at the end of the current period to the account balance at the end of the prior period and dividing by 2. Non-GAAP measures - ROI (cont.)

1 "Net cash used in investing activities" includes payments for property and equipment, which is also included in our computation of free cash flow. 18 We define free cash flow as net cash provided by operating activities in a period minus payments for property and equipment made in that period. Net cash provided by operating activities was $15.7 billion for the nine months ended October 31, 2022, which represents a decline of $0.6 billion when compared to the same period in the prior year. The decline is primarily due to the timing of certain payments and a decrease in operating income, partially offset by moderated inventory purchases. Free cash flow for the nine months ended October 31, 2022 was $3.6 billion, which represents a decline of $4.1 billion when compared to the same period in the prior year. The decline in free cash flow is due to the reduction in operating cash flows described above, as well as an increase of $3.5 billion in capital expenditures to support our investment strategy. Free cash flow is considered a non-GAAP financial measure. Management believes, however, that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. Free cash flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, Walmart’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our Consolidated Statements of Cash Flows. Although other companies report their free cash flow, numerous methods may exist for calculating a company’s free cash flow. As a result, the method used by Walmart’s management to calculate our free cash flow may differ from the methods used by other companies to calculate their free cash flow. The following table sets forth a reconciliation of free cash flow, a non-GAAP financial measure, to net cash provided by operating activities, which we believe to be the GAAP financial measure most directly comparable to free cash flow, as well as information regarding net cash used in investing activities and net cash used in financing activities. Nine Months Ended October 31, (Dollars in millions) 2022 2021 Net cash provided by operating activities $ 15,698 $ 16,291 Payments for property and equipment (capital expenditures) (12,061) (8,588) Free cash flow $ 3,637 $ 7,703 Net cash used in investing activities1 $ (12,965) $ (1,530) Net cash used in financing activities (5,581) (18,113) Non-GAAP measures - free cash flow

1 Change versus prior year comparable period. 2 Walmart International eCommerce net sales were $5.9 billion and $14.8 billion for the three and nine months ended July 31, 2022, and were negatively impacted by $1,475 million and $10,392 million of currency exchange rate fluctuations, respectively. 3 Walmart International eCommerce net sales were 36.7% flat on a reported basis and increased 2% in constant currency and increased 16.0% on a reported basis and (65.6)% in constant currency for the three and nine months ended October 31, 2022, respectively. 19 In discussing our operating results, the term currency exchange rates refers to the currency exchange rates we use to convert the operating results for countries where the functional currency is not the U.S. dollar into U.S. dollars. We calculate the effect of changes in currency exchange rates as the difference between current period activity translated using the current period's currency exchange rates and the comparable prior year period's currency exchange rates. Additionally, no currency exchange rate fluctuations are calculated for non- USD acquisitions until owned for 12 months. Throughout our discussion, we refer to the results of this calculation as the impact of currency exchange rate fluctuations. When we refer to constant currency operating results, this means operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to better understand Walmart’s underlying performance without the effects of currency exchange rate fluctuations. The table below reflects the calculation of constant currency for total revenues, net sales and operating income for the three and nine months ended October 31, 2022. Three Months Ended October 31, 2022 Nine Months Ended October 31, 2022 2022 Percent Change1 2022 Percent Change1 2022 Percent Change1 2022 Percent Change1 (Dollars in millions) Walmart International Consolidated Walmart International Consolidated Total revenues: As reported $ 25,653 6.7% $ 152,813 8.7% $ 74,638 -0.6% $ 447,241 6.5 % Currency exchange rate fluctuations 1,491 N/A 1,491 N/A 2,865 N/A 2,865 N/A Constant currency total revenues $ 27,144 12.9% $ 154,304 9.8% $ 77,503 3.2% $ 450,106 7.2 % Net sales2: As reported $ 25,295 7.1% $ 151,469 8.8% $ 73,408 -0.7% $ 443,138 6.5 % Currency exchange rate fluctuations 1,473 N/A 1,473 N/A 2,805 N/A 2,805 N/A Constant currency net sales $ 26,768 13.3% $ 152,942 9.9% $ 76,213 3.0% $ 445,943 7.1 % Operating income: As reported $ 861 -1.1% $ 2,695 -53.5% $ 2,676 -8.5% $ 14,867 -25.9 % Currency exchange rate fluctuations 38 N/A 38 N/A 121 N/A 121 N/A Constant currency operating income $ 899 3.2% $ 2,733 -52.8% $ 2,797 -4.4% $ 14,988 -25.3 % Non-GAAP measures - constant currency 1 Change versus prior year comparable period. 2 Walmart International eCommerce net sales were $5.9 billion for the three months ended October 31, 2022, and were negatively impacted by $0.4 billion of currency exchange rate fluctuations. Walmart International eCommerce net sales were $4.3 billion for the three months ended October 31, 2021.

1 The opioid legal charges are recorded in Corporate and support. 2Change versus prior year comparable period. NP - not provided 20 Adjusted operating income is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain charges included in operating income calculated in accordance with GAAP. Management believes that adjusted operating income is a meaningful measure to share with investors because it best allows comparison of the performance with that of the comparable period. In addition, adjusted operating income affords investors a view of what management considers Walmart’s core earnings performance and the ability to make a more informed assessment of such core earnings performance as compared with that of the prior year. When we refer to adjusted operating income in constant currency, this means adjusted operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to better understand Walmart’s underlying performance without the effects of currency exchange rate fluctuations. The table below reflect the calculation of adjusted operating income and adjusted operating income in constant currency for the three and nine months ended October 31, 2022. Three Months Ended October 31, Nine Months Ended October 31, Consolidated Consolidated 2022 2021 2022 2021 Operating income: Operating income, as reported 2,695 5,792 14,867 20,055 Opioid legal charges1 3,325 — 3,325 — Adjusted operating income 6,020 5,792 18,192 20,055 Percent change2 3.9 % NP (9.3) % NP Currency exchange rate fluctuations 38 — 121 — Adjusted operating income, constant currency 6,058 5,792 18,313 20,055 Percent change2 4.6 % NP (8.7) % NP Non-GAAP measures - adjusted operating income

21 Adjusted diluted earnings per share attributable to Walmart (Adjusted EPS) is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain amounts included in the diluted earnings per share attributable to Walmart calculated in accordance with GAAP (EPS), the most directly comparable financial measure calculated in accordance with GAAP. Management believes that Adjusted EPS is a meaningful measure to share with investors because it best allows comparison of the performance with that of the comparable period. In addition, Adjusted EPS affords investors a view of what management considers Walmart’s core earnings performance and the ability to make a more informed assessment of such core earnings performance with that of the prior year. We adjust for the unrealized and realized gains and losses on our equity and other investments each quarter because although the investments are strategic decisions for the company’s retail operations, management’s measurement of each strategy is primarily focused on the operational results rather than the fair value of such investments. Additionally, management does not forecast changes in the fair value of its equity and other investments. Accordingly, management adjusts EPS each quarter for the realized and unrealized gains and losses related to those equity investments. We have calculated Adjusted EPS for the three and nine months ended October 31, 2022 by adjusting EPS for the following: 1. unrealized gains and losses on the company’s equity and other investments; 2. the gain on sale of equity method investment in Brazil; 3. a discrete tax item; and 4. opioid legal charges Non-GAAP measures - adjusted EPS

Non-GAAP measures - adjusted EPS (cont.)

	Three Months Ended October 31, 2022				Percent Change[1]	Nine Months Ended October 31, 2022[5]				Percent Change[1]
Diluted earnings per share:										
Reported EPS				$ (0.66)	-159.5%				$ 1.97	-45.1%
Adjustments[5]:	**Pre-Tax Impact**	**Tax Impact[2,3]**	**NCI Impact[4]**	**Net Impact**		**Pre-Tax Impact**	**Tax Impact[2,3]**	**NCI Impact[4]**	**Net Impact**	
Unrealized (gains) and losses on equity and other investments	$ 1.34	$ (0.24)	$ 0.01	$ 1.11		$ 2.18	$ (0.40)	$ —	$ 1.78	
Gain on sale of equity method investment in Brazil	—	—	—	—		(0.16)	—	—	(0.16)	
Discrete tax item	—	—	—	—		—	(0.06)	—	(0.06)	
Opioid legal charges	1.22	(0.17)	—	1.05		1.21	(0.17)	—	1.04	
Net adjustments[6]				$ 2.16					$ 2.60	
Adjusted EPS[5]				$ 1.50	3.4%				$ 4.57	-7.3%

[1] Change versus prior year comparable period.

[2] Calculated based on nature of item, including any realizable deductions, and statutory rate in effect for relevant jurisdictions.

[3] The reported effective tax rate was (23.5%) and 32.4% for the three and nine months ended October 31, 2022, respectively. Adjusted for the above item, the effective tax rate was 25.9% and 25.7% for the three and nine months ended October 31, 2022, respectively.

[4] Calculated based on the ownership percentages of our noncontrolling interests.

[5] Adjusted EPS for the three months ended October 31, 2022 was calculated using weighted average shares outstanding of 2,720 million, which includes the dilutive impact of share-based payment awards

[6] Quarterly adjustments or adjusted EPS may not sum to YTD adjustments or YTD adjusted EPS due to rounding.

22

Non-GAAP measures - adjusted EPS (cont.)

As previously disclosed in our third quarter ended October 31, 2021 press release, we have calculated Adjusted EPS for the three and nine months ended October 31, 2021 by adjusting EPS for the following: (1) unrealized and realized gains and losses on the company's equity investments, (2) loss on extinguishment of debt; and (3) the incremental loss on sale of our operations in the U.K and Japan recorded during the first quarter of fiscal 2022.

	Three Months Ended October 31, 2021			Nine Months Ended October 31, 2021[3]		
Diluted earnings per share:						
Reported EPS			$ 1.11			$ 3.59
Adjustments:	**Pre-Tax Impact**	**Tax Impact[1,2]**	**Net Impact**	**Pre-Tax Impact**	**Tax Impact[1,2]**	**Net Impact**
Unrealized and realized (gains) and losses on equity investments	(0.42)	0.09	(0.33)	0.65	(0.13)	0.52
Loss on extinguishment of debt	0.86	(0.19)	0.67	0.86	(0.19)	0.67
Incremental loss on sale of our operations in the U.K. and Japan	—	—	—	0.15	—	0.15
Net adjustments			$ 0.34			$ 1.34
Adjusted EPS			$ 1.45			$ 4.93

[1] Calculated based on nature of item, including any realizable deductions, and statutory rate in effect for relevant jurisdictions. Minimal realizable tax benefit was provided in connection with the incremental loss on sale.

[2] The reported effective tax rate was 24.5% and 25.9% for the three and nine months ended October 31, 2021, respectively. Adjusted for the above items, the effective tax rate was 24.3% and 24.5% for the three and nine months ended October 31, 2021, respectively.

[3] Quarterly adjustments or adjusted EPS may not sum to YTD adjustments or YTD adjusted EPS due to rounding.

23

• Unit counts & square footage • Comparable store sales, including and excluding fuel • Terminology 24 Additional resources at stock.walmart.com